UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 20, 2015

BANCORP OF NEW JERSEY, INC.

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	001-34089 (Commission File Number)	20-8444387 (I.R.S. Employer Identification Number)

1365 PALISADE AVENUE
FORT LEE, NEW JERSEY  07024

(Address of Principal Executive Offices)

(201) 944-8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2015, the board of directors of Bancorp of New Jersey, Inc. (the “Company”), the holding for Bank of New Jersey (the “Bank”), promoted Matthew Levinson to Senior Vice President and Chief Financial Officer of the Company and the Bank effective August 20, 2015.  In his new role, Mr. Levinson serves as the principal financial and principal accounting officer of the Company.

Mr. Levinson, age 45, has been Senior Vice President of Finance of the Bank since April 2015.  Prior to joining the Bank he was Senior Vice President and Chief Financial Officer of E D & F Man Capital Markets Inc., a global financial brokerage business, from November 2012 through April 2015.  From October 2009 through November 2012, Mr. Levinson was Director of Financial Operations and Chief Financial Officer of ABN AMRO Securities (USA) LLC.

Mr. Levinson will continue to be employed under his existing compensation arrangements.  He currently receives a base salary and is eligible to participate in the benefit plans offered to the Bank’s employees, generally, such as medical insurance, group term life insurance and a 401(k) plan.  He is eligible to receive discretionary bonus payments and awards under the Company’s 2011 Equity Incentive Plan.  Mr. Levinson has not been appointed to his new position pursuant to any arrangement between him and any other person.

Concurrent with Mr. Levinson’s promotion, Richard Capone, former Chief Financial Officer of the Company and the Bank, has ceased to serve in that capacity and as the principal financial and principal accounting officer of the Company.  Effective August 20, 2015, Mr. Capone has transitioned to the role of Senior Vice President and Controller, and will continue his employment with the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: August 25, 2015	By:	/s/	Michael Lesler
	Name:		Michael Lesler
	Title:		President and Chief Executive Officer
(Principal Executive and Operating Officer)